UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Preliminary Proxy Statement
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Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material Pursuant to § 240.14a-12

SCOTTISH RE GROUP LIMITED
(Name of Registrant as Specified in Its Charter)
Not Applicable
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Scottish Re Group Limited Files Preliminary Proxy Statement with the SEC

Hamilton, Bermuda, January 9, 2007 – Scottish Re Group Limited (NYSE: SCT), a global life reinsurance specialist, today announced it has filed a preliminary proxy statement with the Securities and Exchange Commission (the ‘‘SEC’’) in relation to the agreement announced November 27, 2006 between Scottish Re Group Limited (the ‘‘Company’’) and MassMutual Capital Partners LLC and certain affiliates of Cerberus Capital Management, L.P. (the ‘‘Investors’’), whereby the Investors will invest $300 million each into the Company. Scottish Re Group Limited will distribute a definitive proxy statement to all shareholders, together with an invitation to attend the Extraordinary General Meeting of Shareholders at which shareholders will be asked to vote, in person or by proxy, on a set of proposals relating to the Investors’ investment.

The definitive proxy statement will be mailed to shareholders no earlier than 10 calendar days from today, and any review of the preliminary proxy statement by the SEC may delay the mailing. The date of the Extraordinary General Meeting of Shareholders will be set forth in the definitive proxy statement. The preliminary proxy statement is available on the SEC’s EDGAR website at http://www.sec.gov/ and is subject to revision prior to the mailing of the definitive proxy statement.

About Scottish Re

Scottish Re Group Limited is a global life reinsurance specialist. Scottish Re has operating businesses in Bermuda, Grand Cayman, Guernsey, Ireland, Singapore, the United Kingdom and the United States. Its flagship operating subsidiaries include Scottish Annuity & Life Insurance Company (Cayman) Ltd., Scottish Re (U.S.), Inc., and Scottish Re Limited. Additional information about Scottish Re Group Limited can be obtained from its Web site, www.scottishre.com.

This press release may be deemed to be solicitation material in respect of the proposed private placement of Convertible Preferred Shares of Scottish Re. In connection with the proposed transaction, Scottish Re plans to file a proxy statement with the SEC. INVESTORS AND SECURITY HOLDERS OF SCOTTISH RE ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THOSE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The final, definitive proxy statement will be mailed to shareholders of Scottish Re. The preliminary proxy statement is, and the definitive proxy statement and other relevant documents will be, available for free at the SEC’s web site at http://www.sec.gov. Free copies of the preliminary proxy statement, the definitive proxy statement, when it becomes available, and Scottish Re’s other filings with the SEC may also be obtained from Scottish Re. Free copies of Scottish Re’s filings may be obtained by directing a request to Scottish Re Group Limited, Post Office Box HM 2939, Hamilton, HM MX, Bermuda, Attention: Secretary.

Scottish Re and its respective directors, executive officers and other members of its management and employees may be deemed to be soliciting proxies from Scottish Re’s shareholders in favor of the proposed transaction. Information regarding Scottish Re’s directors and executive officers is available in Scottish Re’s proxy statement for its 2006 annual meeting of shareholders, which was filed with the SEC on April 4, 2006. Additional information regarding the interests of such potential participants is included in the preliminary proxy statement filed with the SEC on January 9, 2006 and will be included in the definitive proxy statement, when it becomes available.